UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 21, 2016

BREKFORD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-52719	20-4086662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

7020 Dorsey Road
Hanover, Maryland 21076
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (443) 557-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                        Other Events

On December 21, 2016, Brekford Corporation (the “Company”) entered into a letter of intent with LB&B Associates Inc. (“LB&B”)(the “LOI”). Pursuant to the LOI, Brekford would sell substantially all of the assets and certain specified liabilities of its vehicle service business to a new entity to be formed by LB&B (“Acquisition Co.”). In consideration for the sale, LB&B would pay Brekford either $4,000,000 in cash and $2,000,000 in a promissory note, or $6,000,000 in cash, of which $1,200,000 would be held in escrow for 18 months to cover any indemnification claims. In addition, Brekford would receive a 19.9% equity interest in Acquisition Co.

The LOI is non-binding except for the exclusivity provision described below and any agreement is subject to the negotiation and execution of a definitive transaction agreement, which may vary from the terms set forth in the LOI. A final transaction also is anticipated to be subject to material conditions, including, but not limited to: (i) the approval of the respective boards of directors of LB&B and the Company; (ii) receipt of required consents; (iii) entering into agreements for the use of related intellectual property, transition rights and services, employment agreements with certain employees and customary non-competition and solicitation agreements, and (iv) other customary conditions for a transaction of this nature. Accordingly, there can be no assurance that a definitive agreement will be reached by the companies, or that any agreement will result in the completion of a combination.

The LOI contains an exclusivity provision through January 20, 2017, during which time the Company has agreed it will not solicit, negotiate, entertain or accept any third-party proposals regarding the acquisition of the subject assets.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
10.1	Letter of Intent between Brekford Corporation and LB&B Associates, Inc., dated December 21, 2016
99.1	Press release, dated December 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREKFORD CORPORATION

Date: December 23, 2016	By:	/s/ Rodney Hillman
	Name:	Rodney Hillman
	Title:	President and Chief Operating Officer